Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

November 27, 2024

Mach Natural Resources LP

14201 Wireless Way, Suite 300

Oklahoma City, Oklahoma 73134

Re:	Mach Natural Resources LP Registration Statement on Form S-3

We are acting as special counsel to Mach Natural Resources LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (such Registration Statement, as amended or supplemented, the “Registration Statement”), relating to the offer and sale from time to time by the Partnership of up to $300,000,000 in the aggregate of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (iii) partnership securities representing limited partner interests or additional equity interests in the Partnership (the “Partnership Securities”), (iv) warrants to purchase Common Units, Preferred Units or Partnership Securities (the “Warrants”), and (v) rights to purchase Common Units, Preferred Units or Partnership Securities (the “Rights” and together with the Common Units, Preferred Units, Partnership Securities and Warrants, the “Securities”). The Securities may be issued by the Partnership either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Partnership at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

You have advised us that the Warrants will be issued under a Warrant Agreement (the “Warrant Agreement”), between the Partnership and a warrant agent named therein. The Warrant Agreement will be executed and filed in an amendment to the Registration Statement (or incorporated by reference into the Registration Statement) prior to the offering of any such Securities.

The Registration Statement provides that the Partnership may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers and (iii) through agents. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Partnership from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Partnership will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Partnership and underwriters that will be identified in the applicable Prospectus Supplement. The underwriting agreement will be executed and filed as an exhibit to the Registration Statement (or incorporated by reference into the Registration Statement) and we have assumed for purpose of this letter that the terms of such agreement will fall within the scope of the authorization adopted by the board of directors of the general partner and will receive the approvals required by that authorization of the board of directors of Mach Natural Resources GP LLC, the general partner of the Partnership (the “General Partner”), prior to the sale of any Securities. The term “Underwriting Agreement” is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Partnership and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the limited partnership and organizational documents of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended by Amendment No. 1 dated as of June 13, 2024) and the Amended and Restated Limited Liability Company Agreement of the General Partner, (ii) minutes and records of the limited partnership proceedings of the Partnership with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Partnership), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Partnership). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Partnership and others.

We have also assumed that:

(i) the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated the Registration Statement;

(ii) a Prospectus Supplement or Prospectus Supplements with respect to the Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Partnership filed with the Commission and will comply with all applicable laws;

(iii) the Securities will be issued and sold in the manner stated in the Registration Statement, and in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, as applicable, the Warrant Agreement;

(iv) a definitive Underwriting Agreement will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(v) the terms of the Warrant Agreement, as applicable to the particular Securities, are consistent with the description of the terms of such agreement set forth in the Registration Statement and in the applicable Prospectus Supplement;

(vi) appropriate limited partnership action shall have been taken to authorize the issuance and sale of the Securities, and such authorization will not have been modified or rescinded;

(vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii) the issuance, sale and delivery of the Securities, the terms of the Securities and compliance by the Partnership with the terms of the Securities will not violate any applicable law, any agreement or instrument then binding upon the Partnership or any restriction imposed by any court or governmental body having jurisdiction over the Partnership;

(ix) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained; and

(x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Securities.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(i) When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus Supplement and by such limited partnership action, and in total amounts and numbers of Common Units that do not exceed the total amounts and numbers of Common Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

(ii) When an issuance of Preferred Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus Supplement and by such limited partnership action, and in total amounts and numbers of Preferred Units that do not exceed the total amounts and numbers of Preferred Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Preferred Units will be validly issued and, under the Delaware Act, purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

(iii) When an issuance of Partnership Securities has been duly authorized by all necessary limited partnership action of the Partnership, issuance, upon delivery and payment therefor in the manner contemplated by the applicable Prospectus Supplement and by such limited partnership action, and in total amounts and numbers of Partnership Securities that do not exceed the total amounts and numbers of Partnership Securities authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Partnership Securities will be validly issued and, under the Delaware Act, purchasers of the Partnership Securities will have no obligation to make further payments for their purchase of Partnership Securities or contributions to the Partnership solely by reason of their ownership of Partnership Securities or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

(iv) When the applicable warrant agreement or rights agreement has been duly authorized, executed and delivered by all necessary limited partnership action of the Partnership, and when the specific terms of a particular issuance of Warrants or Rights, as applicable, have been duly established in accordance with the terms of the applicable warrant agreement or rights agreement and authorized by all necessary limited partnership action of the Partnership, and such Warrants or Rights, as applicable have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement or rights agreement and in the manner contemplated by the applicable Prospectus Supplement and by such limited partnership action (assuming the securities issuable upon exercise of such Warrants or Rights, as applicable, have been duly authorized by all necessary limited partnership action), such Warrants or Rights, as applicable, will be the legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware Act.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the Delaware Act be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP

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